Exhibit 4.41

SCHEDULE

BARCLAYS PLC

RULES OF THE EXECUTIVE SHARE AWARD SCHEME

INDEX

RULES OF THE EXECUTIVE SHARE AWARD SCHEME

1.	DEFINITIONS AND INTERPRETATION	1

2.	GRANT OF AWARDS AND OPTIONS	3

3.	AWARDS AND OPTIONS	4

4.	DIVIDENDS	4

5.	GRANT OF MANDATORY ESAS OPTION	4

6.	MANNER OF EXERCISE OF AN OPTION AND RIGHTS OF PARTICIPANTS	5

7.	RELEASE OF SHARES ON THE RELEASE DATE	6

8.	MANNER OF RELEASE OF SHARES AND RIGHTS OF PARTICIPANTS ON RELEASE	6

9.	FURTHER CONDITIONS OF RELEASE AND WAIVER OF CONDITIONS	7

10.	CESSATION OF EMPLOYMENT OF PARTICIPANT	7

11.	TAKEOVER, RECONSTRUCTION AND WINDING-UP OF BARCLAYS	8

12.	VARIATION OF CAPITAL	8

13.	ADMINISTRATION OF THE SCHEME	9

14.	AMENDMENT OF THE SCHEME	9

15.	TERMINATION OF THE SCHEME	9

16.	GENERAL PROVISIONS	9

APPENDIX 1		12

	MANDATORY ESAS OPTION DEED	12

APPENDIX 2		20

	VOLUNTARY ESAS OPTION DEED	20

BARCLAYS PLC

RULES OF THE EXECUTIVE SHARE AWARD SCHEME

The following rules shall apply in relation to payments or applications of the Trust Fund in accordance with clause 2 of the Trust Deed.

1.	DEFINITIONS AND INTERPRETATION

1.1	In the Scheme:

“Adoption Date” means 24 March 1994;

“Auditors” means the auditors for the time being of Barclays PLC or such other independent suitably qualified person as the Trustee may from time to time nominate;

“Award” means a provisional allocation of Shares including any Bonus Shares made by the Trustee as described in clause 2.4 of the Trust Deed in accordance with paragraph 2 and ‘awarded’ shall be construed accordingly;

“Award Date” means the date specified as the award date in the Award Letter by the Trustee, after consultation between the Trustee and the Board;

“Award Letter” means the letter in such form as may be prescribed from time to time by the Trustee sent by the Trustee to a Participant informing the Participant of the grant of an Award to him;

“Barclays” means Barclays PLC, registered in England No.48839;

“Board” means the board of directors for the time being of Barclays or a duly appointed committee thereof PROVIDED THAT if any person obtains Control of Barclays the Board or relevant committee as appropriate shall mean the members of the Board or such committee as the case may be immediately before such Control is obtained;

“Bonus Shares” means such number of Shares described as Bonus Shares in the Award Letter;

“Company” means Barclays Bank PLC, registered in England No.1026167;

“Companies Act” means the Companies Act 1985;

“Control” means the control of a company within the meaning of section 840 of the Taxes Act and a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of a company within such meaning;

“Eligible Employee” means any person who is a Beneficiary as defined in the Trust Deed;

“Grant Date” means any date specified in an Award Letter following which a Mandatory ESAS Option may be granted to a Participant or such other date as may be specified by the Trustee from time to time;

“Group” means Barclays, the Company and all of the Subsidiaries and “member of the Group” shall be construed accordingly;

“Mandatory ESAS Option” means a Nil Cost Option granted to an Eligible Employee at the discretion of the Trustee after consultation with the Board on the third anniversary of an Award (or on such other date as may be specified from time to time by the Trustee) by deed on the terms and conditions and in the form set out in Appendix 1 hereto (or in such other form as may be prescribed from time to time by the Trustee);

“Market Value” means the market value of a Share as determined by the Trustee on any day having consulted the Board;

“Nil Cost Option” means a right to acquire Shares;

“Option” means a Mandatory ESAS Option or a Voluntary ESAS Option;

“Option Period” means the period during which an Option shall be exercisable being no later than two years from the Grant Date in the case of a Mandatory ESAS Option or ten years in the case of a Voluntary ESAS Option unless the Trustee having first consulted the Board shall decide otherwise PROVIDED THAT such period shall not exceed ten years in any circumstances whatsoever;

“Participant” means a person who holds an Award or an Option or where applicable his personal representatives;

“Release Date” means the date specified in an Award Letter on which Shares may be released to a Participant in accordance with paragraph 8 being five years from the Award Date or such other date as may be specified by the Trustee from time to time;

“Retirement Age” means the earliest age at which an employee can be required to retire by any member of the Group;

“Shares” means ordinary shares in the capital of Barclays or any other class of share in the capital of Barclays admitted to the Official List of the UK Listing Authority;

“Scheme” means the Executive Share Award Scheme herein contained as amended from time to time in accordance with paragraph 14;

“Subsidiaries” mean those companies which are subsidiaries of the Company within the meaning of section 736 of the Companies Act;

“Taxes Act” means the Income and Corporation Taxes Act 1988;

“Trust” means the Barclays Group (ESAS) Employees’ Benefit Trust established by the Trust Deed;

“Trust Deed” means the deed dated 27 September 1996 between the Company (1) and Mourant & Co. Trustees Limited (2) as modified or amended from time to time;

“Trustee” means the trustee for the time being of the Trust;

“UK Listing Authority” means the UK Listing Authority within the meaning given to that expression in the Listing Rules made by the Financial Services Authority pursuant to its appointment as the relevant competent authority under the Official Listing of Securities (Change of Competent Authority) Regulations 2000; and

“Voluntary ESAS Option” means a Nil Cost Option granted to an Eligible Employee at the discretion of the Trustee after consultation with the Board and on the request of an Eligible Employee following waiver of any entitlement to a bonus to which he may

Lovells

otherwise have become entitled for any financial period of Barclays by deed on the terms and conditions and in the form set out in Appendix 3 hereto (or in such other form as may be prescribed from time to time by the Trustee).

1.2	Any reference herein to a statutory provision shall include a reference to that provision as amended or re-enacted from time to time. Where the context permits the singular shall include the plural and vice versa and the masculine gender shall include the feminine and vice versa.

1.3	The Scheme is subject to the terms of the Trust Deed. If there is any conflict between such terms and the terms of the Scheme, the terms of the Trust Deed shall prevail.

2.	GRANT OF AWARDS AND OPTIONS

2.1	Subject to paragraphs 2.5 and 2.6, the Trustee may, in its absolute discretion, having first consulted the Board, grant an Award and/or an Option in accordance with the rules of the Scheme to any Eligible Employee.

2.2	An Award or an Option shall, unless the Trustee determines otherwise, be granted:

(a)	in respect of a fixed number of Shares;

(b)	in the case of an Award on the basis that the Shares in respect of which the Award is made shall, subject to paragraph 7 be released on the Release Date if any related Mandatory ESAS Option granted on the Grant Date shall not have been exercised.

2.3	The grant of an Award shall be evidenced by an Award Letter which shall specify:

(a)	the number of Shares awarded or the formula by which such number may be determined, if relevant;

(b)	the Award Date and the Grant Date(s); and

(c)	any conditions which may have to be satisfied before either the grant of an Option over any of the Shares awarded or the release of any such Shares.

2.4	The grant of an Option shall be made by deed substantially in the form set out either in Appendices 1 and 2 as appropriate and shall specify:

(a)	the number of Shares subject to the Option or the formula by which such number may be determined if relevant;

(b)	the period during which the Option is exercisable; and

(c)	any conditions which may have to be satisfied before the exercise of the Option.

2.5	The Trustee may only grant an Award or an Option under the Scheme within the period of 42 days following the Adoption Date and thereafter only during the periods of 42 days following the preliminary announcement of the final results of Barclays or the announcement of the half-year results of Barclays in respect of any accounting period or at any time thereafter when the Trustee, having first consulted the Board, considers the circumstances sufficiently exceptional to justify the grant of an Award.

2.6	The grant of any Award or any Option by the Trustee is subject to the obtaining of any approval or consent as may be required by the Listing Rules of the UK Listing Authority, The City Code on Take-Overs and Mergers or by any other regulation or enactment.

Lovells

2.7	The grant of an Award shall not in any circumstances whatsoever:

(a)	constitute the acquisition by a Participant of an interest in the Shares awarded to him or the acquisition of a right to acquire the Shares awarded to him; or

(b)	entitle a Participant to claim any interest in the Trust Fund or to compel the Trustee to pay or apply any of the capital or income comprised in the Trust Fund to or for the benefit of a Participant.

Until their release on the Release Date, a Participant shall have no interest in the Shares subject to his Award. A Participant shall not be entitled to any dividends or other distributions made in respect of the Shares awarded to him or subject to any Option granted to him. A Participant shall have no right until their transfer to a Participant on the exercise of an Option or their release on the Release Date to vote in respect of the Shares subject to his Option or his Award. There shall be no consideration payable for the grant of an Award or an Option.

3.	AWARDS AND OPTIONS

3.1	Any Award or Option granted to a Participant is personal to him and shall not be capable of being transferred or otherwise disposed of by a Participant. Any such Award or Option shall lapse forthwith if it is so transferred or otherwise disposed of or if a Participant is adjudicated bankrupt.

3.2	A Participant shall be entitled at any time to renounce, surrender or cancel or agree to the cancellation of an Award or an Option.

4.	DIVIDENDS

4.1	The Trustee may, in its absolute discretion, apply any dividends (net of any tax payable in respect of such dividends by the Trustee) which it receives in respect of any Shares which are available for release or exercise under any subsisting Award or Option to purchase further Shares.

4.2	The Trustee may, in its absolute discretion, release such further Shares acquired pursuant to paragraph 4.1 (or Shares received by the Trustee as a result of the Trustee electing to receive any Scrip Dividend offered by Barclays) to a Participant at the same time as the exercise of a Mandatory ESAS Option (having consulted the Board) or at the same time as the release of any Shares available for release on the Release Date.

4.3	The Trustee may, in its absolute discretion, include such further Shares acquired pursuant to paragraph 4.1 (or Shares received by the Trustee as a result of the Trustee electing to receive any Scrip Dividend offered by Barclays) in the number of Shares subject to a Mandatory ESAS Option.

5.	GRANT OF MANDATORY ESAS OPTION

5.1	The Trustee shall determine, in its absolute discretion having first consulted the Board, on each Grant Date specified in an Award Letter whether or not:

(a)	the conditions specified in the Award Letter have been satisfied;

(b)	any conditions which may have been set by the Trustee after the Award Date as permitted under paragraph 9 have been satisfied.

Lovells

The Trustee shall be entitled to rely on any information given by the Board for these purposes.

5.2	If the Trustee determines that paragraphs 5.1(a) and (b) have been fulfilled, the Trustee may in its absolute discretion grant a Mandatory ESAS Option to the Participant over the number of Shares specified in the Award Letter as available for the grant of a Mandatory ESAS Option to the Participant on the relevant Grant Date including some or all of the Bonus Shares and any Shares acquired by the Trustee pursuant to paragraph 4.

5.3	If the Trustee determines that paragraphs 5.1(a) and (b) have not been fully satisfied or have not been satisfied at all, the Trustee may in its absolute discretion grant a Mandatory ESAS Option to the Participant over:

(a)	the number of Shares specified as available for the grant of a Mandatory ESAS Option to the Participant on the relevant Grant Date together with some or all of the Bonus Shares and any Shares acquired by the Trustee pursuant to paragraph 4;

(b)	a lower number of such Shares; or

(c)	no Shares at all.

5.4	The grant of a Mandatory ESAS Option over any Shares under the Scheme shall be subject to obtaining such approval or consent as is mentioned in paragraph 2.6.

5.5	The Trustee shall, subject to paragraphs 5.1, 5.2, 5.3 and 5.4 grant a Mandatory ESAS Option to a Participant in the period of 21 days following a Grant Date. Any Shares available for the grant of a Mandatory ESAS Option which are not made subject to the grant of a Mandatory ESAS Option within the period of 21 days following a Grant Date shall cease to be so available at the end of such period.

6.	MANNER OF EXERCISE OF AN OPTION AND RIGHTS OF PARTICIPANTS

6.1	Subject to paragraph 6.2, on exercise of an Option, £1 will be payable in total for the Shares acquired on each such exercise (whether a total or partial exercise) and thereafter:

(a)	the Trustee shall inform the Participant in writing within the period of 21 days following such exercise, of the Market Value of the Shares acquired;

(b)	the Participant shall from the date of such exercise become beneficially entitled to any such Shares and shall have the right to receive all dividends paid to the Trustee on such Shares (net of any tax payable on such dividends by the Trustee) and the right to direct the Trustee how to vote in respect of such Shares. The Trustee shall vote in accordance with any such instructions; and

(c)	the Trustee shall transfer legal title to such Shares to the Participant.

6.2	The Trustee may sell such number of the Shares in respect of which a Participant exercises an Option to meet any obligation of the Trustee to deduct tax and/or for national insurance contributions in respect of such Shares.

6.3	Shares transferred shall have the same beneficial rights as other Shares in issue on such date except that they will not entitle holders to receive any dividends or other distributions from the Trustee where such dividends or other distributions were declared for payment to holders of Shares on the Register of Members at a record date which precedes the date on which the Shares in question were transferred.

Lovells

7.	RELEASE OF SHARES ON THE RELEASE DATE

7.1	If at the end of its Option Period a Mandatory ESAS Option has not been exercised, it shall lapse and the Trustee shall then determine, in its absolute discretion having first consulted the Board, on each Release Date specified In an Award Letter whether or not:

(a)	any conditions specified in the Award Letter have been satisfied;

(b)	any conditions which may have been set by the Trustee after the Award Date as permitted under paragraph 9 have been satisfied.

The Trustee shall be entitled to rely on any information given by the Board for these purposes.

7.2	Subject to paragraph 7.6, if the Trustee determines that paragraphs 7.1(a) and (b) have been fulfilled, the Trustee may in its absolute discretion release to the Participant the number of Shares specified in the Award Letter as available for release to the Participant on the relevant Release Date Including some or all of the Bonus Shares and any Shares acquired by the Trustee as described in paragraph 4.

7.3	If the Trustee determines that paragraphs 7.1(a) and, if relevant, (b) have not been fully satisfied or have not been satisfied at all, the Trustee may in its absolute discretion release to the Participant:

(a)	the number of Shares specified as available for release to the Participant on the relevant Release Date together with some or all of the Bonus Shares and any Shares acquired by the Trustee pursuant to paragraph 4;

(b)	a lower number of such Shares; or

(c)	no Shares at all.

7.4	The release of any Shares under the Scheme shall be subject to obtaining such approval or consent as is mentioned in paragraph 2.6.

7.5	The Trustee shall, subject to paragraphs 7.1, 7.2, 7.3 and 7.4 release Shares to a Participant in the period of 21 days following a Release Date, Any Shares available for release which are not released within the period of 21 days following a Release Date shall cease to be available for release at the end of such period.

7.6	Notwithstanding anything in the Scheme to the contrary, Shares under an Award shall be actually or constructively received by a Participant by the later of:

(i)	the date that is 2 1/2 months from the end of the Participant’s first taxable year in which the Trustee determines in its absolute discretion to release Shares under an Award to the Participant; or

(ii)	the date that is 2 1/2 months from the end of Barclays’ first taxable year in which the Trustee determines in its absolute discretion to release Shares under an Award to a Participant.

8.	MANNER OF RELEASE OF SHARES AND RIGHTS OF PARTICIPANTS ON RELEASE

8.1	If the Trustee determines that any Shares shall be released to a Participant pursuant to paragraphs 7, 10 or 11 then:

Lovells

(a)	the Trustee shall inform the Participant in writing within the period of 21 days following such release, of the number of Shares released, the date of release and the Market Value of the Shares released;

(b)	the Participant shall from the date of such determination become beneficially entitled to any such Shares and shall have the right to receive all dividends paid to the Trustee on such Shares (net of any tax payable on such dividends by the Trustee) and the right to direct the Trustee how to vote in respect of such Shares. The Trustee shall vote in accordance with any such instructions; and

(c)	the Participant shall be entitled to require the Trustee to transfer legal title to such Shares to the Participant.

8.2	The Trustee may sell such number of the Shares which it has determined to release to a Participant pursuant to paragraph 7 to meet any obligation of the Trustee to deduct tax and national insurance contributions in respect of the Shares which it has so determined to release.

8.3	Shares released shall have the same beneficial rights as other Shares in issue on such date except that they will not entitle holders to receive any dividends or other distributions from the Trustee where such dividends or other distributions were declared for payment to holders of Shares on the Register of Members at a record date which precedes the date on which the Shares in question were released.

9.	FURTHER CONDITIONS OF RELEASE AND WAIVER OF CONDITIONS

9.1	The Trustee may, at any time after an Award Date, impose such further conditions on the release of Shares subject to an Award as it may deem appropriate, having first consulted the Board. The Trustee shall notify the Participant in writing of its decision as soon as reasonably practicable.

9.2	The Trustee may, having first consulted the Board, subsequently waive or amend any condition imposed in respect of any Award.

10.	CESSATION OF EMPLOYMENT OF PARTICIPANT

10.1	If a Participant ceases to be employed by the Group by reason of:

(a)	death;

(b)	injury;

(c)	disability;

(d)	ill-health;

(e)	dismissal for redundancy within the meaning of the Employment Rights Act 1996;

(f)	the company by which he is employed ceasing to be a member of the Group; or

(g)	the undertaking in which he is employed being transferred to a transferee which is not a member of the Group,

the Trustee may in its absolute discretion, having first consulted the Board, either release to the Participant, or, if the cessation is by reason of his death, to his wife, children under the age of 18 or step-children under the age of 18 as the Trustee shall determine, such number of: unreleased Shares, or if relevant Shares which were subject to an Option

Lovells

which has lapsed as a result of such cessation, the Bonus Shares; and/or Shares acquired by the Trustee pursuant to paragraph 4, as the Trustee shall in its absolute discretion determine in accordance with paragraphs 7.4, 7.5 and paragraph 8. If the Trustee decides not to release any such Shares the Award shall not lapse on such cessation of employment and paragraph 7 other than paragraph 7.1(a) shall continue to apply.

10.2	If a Participant ceases to be employed by the Group by reason of retirement on or after Retirement Age the Trustee may, in its absolute discretion having first consulted the Board, release to him such number of unreleased Shares or if relevant Shares which were subject to an Option which has lapsed as a result of such cessation; the Bonus Shares; and/or Shares acquired by the Trustee pursuant to paragraph 4 as the Trustee shall in its absolute discretion determine in accordance with paragraphs 7.4, 7.5 and paragraph 8. If the Trustee decides not to release any such Shares the Award shall not lapse on such cessation of employment and paragraph 7 other than paragraph 7.1(a) shall continue to apply.

10.3	If a Participant ceases to be employed by the Group for any other reason, any unreleased Shares shall immediately cease to be available for release to such Participant unless the Trustee, having first consulted the Board, shall in its absolute discretion decide to release all or some only of: any such unreleased Shares; the Bonus Shares; and /or any Shares acquired by the Trustee pursuant to paragraph 4 in accordance with paragraphs 7.4, 7.5 and paragraph 8.

10.4	For the purposes of this paragraph 10 where a Participant’s employment is terminated without notice or on terms in lieu of notice it shall be deemed to cease on the date on which the termination takes effect and where such employment is terminated with notice it shall be deemed to cease upon the date that notice expires.

11.	TAKEOVER, RECONSTRUCTION AND WINDING-UP OF BARCLAYS

If any person obtains Control of Barclays (within the meaning of section 840 of the Taxes Act) as a result of making a general offer to acquire Shares, or having obtained Control makes such an offer, or if any person becomes bound or entitled to acquire Shares under sections 428-430F of the Companies Act, or if under section 425 of the Companies Act the Court sanctions a compromise or arrangement of Barclays or if Barclays passes a resolution for voluntary winding up, or if an order is made for compulsory winding up of Barclays, the Trustee having first consulted the Board shall in its absolute discretion determine the manner in which: any unreleased Shares available for release under an Award or which were subject to an Option which has lapsed as a result of such event; the Bonus Shares; and any Shares purchased by the Trustee pursuant to paragraph 4, shall be dealt with.

12.	VARIATION OF CAPITAL

12.1	Subject to paragraph 12.2, in the event of any increase or variation of the share capital of Barclays (whenever effected) by way of capitalisation or rights issue, or sub-division, consolidation or reduction of capital or other variation, the Trustee may make such adjustments as it considers appropriate to the number of Shares comprised in any Award and in any Option,

12.2	Any adjustment under paragraph 12.1 shall be subject to the Auditors confirming that such adjustment is in their opinion fair and reasonable.

12.3	The Trustee shall give notice in writing to the Participant of any adjustments made under paragraph 12.1 as soon as practicable following the making of such adjustments.

Lovells

13.	ADMINISTRATION OF THE SCHEME

If there is any dispute as to the rights and obligations of any person under the Scheme or any question concerning the construction or effect of the Scheme or any other question in connection with the Scheme, the Trustee shall determine the same and (other than in the case of a matter to be certified by the Auditors in accordance with the Scheme) such determination shall be final and binding on all persons.

14.	AMENDMENT OF THE SCHEME

14.1	The Scheme may be amended in any respect by resolution of the Trustee with the consent of the Company.

14.2	Written notice of any material amendment to the Scheme shall be given to all Participants.

15.	TERMINATION OF THE SCHEME

The Trustee may, having first consulted the Board, at any time suspend or terminate the operation of the Scheme in which case no further Awards or Options will be granted but in all other respects the provisions of the Scheme will remain in force.

16.	GENERAL PROVISIONS

16.1	Terms of office or employment

The rights and obligations of any Participant under the terms of his office or employment with any member of the Group shall not be affected by his participation in the Scheme or any right which he may have to participate in the Scheme. The Scheme shall not entitle the Participant to any rights of continued employment with any member of the Group. Any Participant shall waive any and all rights to compensation or damages in consequence of the termination of his office of employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under the Scheme as a result of such termination.

16.2	Tax and other similar liabilities

Any liability of a Participant to taxation or social security contributions or similar liabilities in respect of an Award shall be for the account of the relevant Participant. The Trustee may make an Award and the transfer of Shares pursuant to it conditional on the Participant complying with arrangements specified by the Trustee for the payment of any taxation, employee’s social security contributions or employer’s social security obligations (including, without limitation, the deduction of taxation at source).

16.3	Auditors as experts

In any matter in which they are required to act under the Scheme, the Auditors shall be deemed to be acting as experts and not arbitrators.

16.4	Notices

Any notice or other communication under or in connection with the Scheme may be given by personal delivery electronically or by sending the same by post in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of the Group, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or

Lovells

other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

16.5	Regulation

Every Award shall be subject to the condition that no Shares shall be released to or transferred to a Participant following the release of Shares under Award if such release or transfer would be contrary to any enactment or regulation for the time being in force of the United Kingdom or any other country having jurisdiction in relation thereto. The Trustee shall not be bound to take any action to obtain the consent of any government or authority to such transfer or to take any action to ensure that any such transfer shall be in accordance with any enactment or regulation if such action could in the opinion of the Trustee be unduly onerous.

16.6	Data Protection provisions

(a)	The Company and the Trustee will store and process information about a Participant on their computers and in other ways. By “information about a Participant” the Company and the Trustee mean personal information they have obtained from the Participant, the Group employing company and any other Group companies or other organisations in anticipation of a Participant’s participation in the Scheme and during the term of the Scheme.

(b)	The Company and the Trustee will use information about a Participant to manage and administer the Scheme, give the Participant information about the Scheme and his Award, to develop and improve their services to the Participant and other customers and to protect their interests. The Trustee agrees to apply the same levels of protection to information about a Participant as the Company is required to apply in the UK.

(c)	The Company and the Trustee may give information about a Participant and his participation in the Scheme to the following:

(i)	a Participant’s Group employing company and it agents or service providers where disclosure is necessary to enable the Company or the Trustee to discharge their duties and obligations in the management and administration of the Scheme (including any disclosure of information as may be necessary to enable the Group employing company to comply with the requirements of any relevant tax, social security or other governmental authority). (For the purposes of this clause “Group employing company” includes any company or other entity of the Group which may become the Participant’s employer during the term of the Scheme and any other company or entity which has a duty to comply with any requirements imposed any relevant tax, social security or other governmental authority in connection with his participation in the Scheme.)

(ii)	people who provide a service to the Company or the Trustee or are acting as their agents on the understanding that they will keep the information confidential.

(iii)	anyone to whom the Company or the Trustee transfers or may transfer its rights and duties under the Scheme.

(iv)	where the Company or the Trustee has a duty to do so or if the law allows the Company or the Trustee to do so (including any relevant tax, social security or other governmental authority),

Lovells

otherwise the Company and the Trustee will keep information about a Participant confidential.

(d)	If the Company or the Trustee transfer information about a Participant to a service provider or agent in another country, they will procure that the service provider or agent agrees to apply the same levels of protection as the Company and the Trustee are required to apply in the UK and other EU jurisdictions and to use information about a Participant only for the purpose of providing the service to the Company or the Trustee.

16.7	Governing law

The Scheme shall be governed and construed in accordance with English law.

Lovells

APPENDIX 1

DATED                          200[    ]

[NAME OF OPTIONHOLDER]

MANDATORY ESAS OPTION DEED

Lovells

Atlantic House

50 Holborn Viaduct

London EC1A 2FG

Ref: C2/LLW

MANDATORY ESAS OPTION DEED

THIS DEED is made the [                    ] day of [    ]

BY:

Bailhache Labesse Trustees Limited whose registered office is at PO Box 207, 13-14 Esplanade, St Helier, Jersey, Channel Islands, JE1 1BD, the trustee of the Barclays Group (ESAS) Employees’ Benefit Trust (the “Trustee”)

WHEREAS the Trustee has agreed to grant to [Name] of [address] (the “Optionholder”) a nil cost option to acquire shares in the capital of Barclays PLC pursuant to and in accordance with the rules of the Barclays Group Executive Share Award Scheme on the following terms and conditions.

THIS DEED WITNESSES:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed:

“Auditors” means the auditors for the time being of Barclays or such other independent suitably qualified person as the Trustee may from time to time nominate;

“Barclays” means Barclays PLC, registered in England No.48839;

“Board” means the board of directors for the time being of Barclays or a duly appointed committee thereof PROVIDED THAT if any person obtains Control of Barclays the Board or relevant committee as appropriate shall mean the members of the Board or such committee as the case may be immediately before such Control is obtained;

“Control” means the control of a company within the meaning of section 840 of the Taxes Act and a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of a company within such meaning;

“Group” means Barclays, and all of its Subsidiaries and “member of the Group” shall be construed accordingly;

“Option” means the right granted hereby by the Trustee to the Optionholder to acquire the Option Shares;

“Option Period” means the period ending on [                        ];

“Option Shares” means subject to clause 6, [            ] Shares;

“Retirement Age” means the earliest age at which an employee can be required to retire by any member of the Group:

“Scheme” means the Executive Share Award Scheme established by the Trustee pursuant to the Trust Deed and as constituted by its rules set out in the second schedule to the Trust Deed and as amended from time to time in accordance with paragraph 14 thereof;

Lovells

“Shares” mean ordinary shares in the capital of Barclays;

“Stamp Duty Regulations” mean the Stamp Duty (Exempt Instruments) Regulations 1987;

“Subsidiaries” means those companies which are subsidiaries of Barclays within the meaning of section 736 of the Companies Act 1985:

“Taxes Act” means the Income and Corporation Taxes Act 1988; and

“Trust Deed” means the deed dated 27 September 1996 establishing the Barclays Group (ESAS) Employees’ Benefit Trust.

1.2	Any reference herein to a statutory provision shall include a reference to that provision as amended or re-enacted from time to time. Where the context permits the singular shall include the plural and vice versa and the masculine gender shall include the feminine and vice versa.

1.3	If there is any conflict between the terms and conditions of this Deed and the terms and conditions of the Trust Deed and the Scheme, the terms and conditions of the Trust Deed and Scheme shall prevail.

2.	GRANT OF OPTION

The Trustee hereby grants the Option to the Optionholder subject to and in accordance with the terms and conditions of this Deed.

3.	EXERCISE OF OPTION

3.1	Subject to clauses 4 and 5, the Option may be exercised on one occasion only in whole or in part by the Optionholder at any time within the Option Period by his giving to the Trustee at its registered office at least 10 working days’ written notice. Such notice shall be substantially in the form set out in the appendix hereto or in such other form and manner as the Trustee may from time to time prescribe. Such notice shall specify the number of Shares in respect of which the Option is being exercised. The date of exercise of the Option (or the relevant portion of the Option as the case may be) shall be the date on which the period of notice expires (or such earlier date specified by the Trustee following receipt of a valid written notice of exercise from the Optionholder). On exercise of the Option, £1 will be payable by the Optionholder in total for the Option Shares acquired.

3.2	The Optionholder shall:

(a)	supply with such notice this Deed and such other documentation as the Trustee may require;

(b)	supply a cheque for £1; and

(c)	subject to clause 3.3, pay any such additional amount of which the Trustee may notify the Optionholder in respect of any deduction on account of tax or similar liabilities including social security contributions for which the Optionholder is or may be liable as may be required by law as a result of the exercise of the Option in such manner as the Trustee may from time to time prescribe.

3.3	The Trustee shall within 30 days after the date of exercise of the Option transfer the appropriate number of Option Shares to the Optionholder (or to his nominee at the

Lovells

Optionholder’s written direction). The appropriate number of Option Shares shall, unless otherwise agreed by the Trustee and the Optionholder, be the number of Option Shares specified in the notice served pursuant to clause 3.1, PROVIDED THAT where any member of the Group or the Trustee is obliged to account for any tax or similar liabilities including social security contributions for which the Optionholder is or may be liable in any jurisdiction as a result of the exercise of the Option the Trustee may sell sufficient of the Option Shares to meet such liability. The Trustee shall pay such proceeds of sale to the relevant member of the Group to be held on trust on behalf of the Trustee to be paid to the relevant tax or other authority to meet such liability.

4.	LIMITATIONS ON EXERCISE OF THE OPTION

4.1	Subject to clauses 4.2, 4.3, 4.4, 4.5 and 5, the Option may be exercised by the Optionholder at any time during the Option Period. If the Option is not so exercised it shall lapse at the end of the Option Period.

4.2	If the Optionholder dies the Option shall lapse forthwith unless the Trustees determines otherwise.

4.3	If the Optionholder ceases to be employed by the Group by reason of:

(a)	injury;

(b)	disability;

(c)	ill health;

(d)	retirement at Retirement Age;

(e)	redundancy within the meaning of the Employment Rights Act 1996;

(f)	the company by which he is employed ceasing to be a member of the Group; or

(g)	the undertaking in which he works having been sold to a purchaser which is not a member of the Group,

the Optionholder may exercise the Option in accordance with clause 3 at any time before the earlier of the expiry of 6 months from the date of cessation and the end of the Option Period. If the Option is not so exercised it shall lapse.

4.4	If the Optionholder ceases to be employed by the Group for any other reason the Option shall lapse forthwith unless the Trustee determines otherwise.

4.5	For the purposes of this clause, where the employment of an Optionholder is terminated without notice or on terms in lieu of notice it shall be deemed to cease on the date on which the termination takes effect and where such employment is terminated with notice it shall be deemed to cease upon the date on which that notice is given.

5.	TAKEOVERS’ RECONSTRUCTION AND WINDING-UP OF BARCLAYS

5.1	If any person obtains control of Barclays as a result of making:

(a)	a general offer to acquire the whole of the issued share capital of Barclays (other than that which is already owned by such person) made on a condition such that if it is satisfied the person making the offer will have Control of Barclays; or

Lovells

(b)	a general offer to acquire all the Shares (or such Shares as are not already owned by such person); or

(c)	pursuant to a compromise or arrangement between Barclays and its creditors or members which is sanctioned by the Court under section 425 of the Companies Act 1985 the Option shall lapse forthwith unless the Trustee determines otherwise.

5.2	If Barclays gives notice of a general meeting to consider a resolution for the winding-up or liquidation of Barclays, the Option shall lapse unless the Trustee determines otherwise.

6.	VARIATION OF CAPITAL

6.1	Subject to paragraph 6.2, in the event of any increase or variation of the share capital of Barclays (whenever effected) by way of capitalisation or rights issue, or subdivision, consolidation or reduction of capital or other variation, the Trustee may make such adjustments as it considers appropriate to the number of Shares comprised in the Option.

6.2	Any adjustment under paragraph 6.1 shall be subject to the Auditors confirming that such adjustment is in their opinion fair and reasonable.

6.3	The Trustee shall notify the Optionholder in writing of any adjustments made under paragraph 6.1 as soon as practicable following the making of such adjustments.

7.	ADMINISTRATION

7.1	Any dispute regarding the interpretation of this Deed shall be determined by the Trustee, having consulted the Board and after seeking such advice as it shall consider necessary, and its decision shall be final and binding.

7.2	Any notice or other communication in connection with this Deed may be given by personal delivery or by sending the same by post:

(a)	in the case of a company to its registered office; and

(b)	in the case of an individual to his last known address, or, where he is a director or employee of the Group, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

Where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

8.	ADDITIONAL PROVISIONS

8.1	The Option is personal to the Optionholder and may not be transferred to or subject to the provisions of clause 4.3, exercised by any other person.

8.2	The Option shall be subject to the condition that no Option Shares shall be transferred to the Optionholder by the Trustee following the exercise of the Option if such transfer would be contrary to any enactment or regulation for the time being in force of the United Kingdom or of any other country having jurisdiction in relation thereto. The Trustee shall not be bound to take any action to obtain the consent of any governmental authority to such transfer or to take any action to ensure that any such transfer shall be in accordance

Lovells

with any such enactment or regulation if such action could in the opinion of the Trustee be unduly onerous.

8.3	The rights and obligations of the Optionholder under his terms of employment with any member of Group shall not be affected by the grant of the Option and this Deed shall not afford to the Optionholder any right to continued employment or any additional right to compensation in consequence of the termination of his employment for any reason whatsoever.

8.4	In any matter in which they are required to act hereunder the Auditors shall be deemed to be acting as experts and not as arbitrators.

8.5	In accordance with the Stamp Duty Regulations the Trustee hereby certifies this Deed as an instrument falling within category L specified in the Schedule to the Stamp Duty Regulations and in accordance with the Stamp Duty Regulations it will not require to be stamped with a stamp denoting that it is duly stamped or that it is not chargeable with any duty.

Lovells

[Example]

APPENDIX

NOTICE OF EXERCISE OF MANDATORY ESAS OPTION

To:	Bailhache Labesse Trustees Limited

PO Box 207

13-14 Esplanade

St Helier

Jersey

Channel Islands, JE1 1BD,

I wish to exercise my Option granted on [                    ] 1 over [                     ]2 Shares. I enclose my cheque for £1 made payable to Bailhache Labesse Trustees Limited.

I hereby request you to treat this notice as my application to the Trustee to transfer the above number of fully paid Shares to me/my nominee. I acknowledge that the Trustee will sell such number of Shares which will (after deducting the costs of sale) provide sufficient funds to account for tax and similar liabilities on my behalf and then procure that my name/my nominee’s name3 is placed on the Register of Members as the holder of the remaining Shares and arrange for me/my nominee to be sent a share certificate (or such other evidence of allotment and issue as may be applicable) in respect of the same to the address given below.

Please note:

When completing your tax return for the relevant tax year you will need to declare the exercise of the Option (but you should indicate that the taxable amount has already been included in your taxable pay for the year) and the disposal of Shares on your behalf by the Trustee. You will be sent details of the relevant transaction after the exercise has taken place.

Dated

Signed	Name of Nominee
(Optionholder)	(if applicable) (Block capitals)

Full Name	Address of Nominee
(Block Capitals)	(Block Capitals)

Full Address

(Block Capitals)

Contact telephone number	Reference

[1]	Insert date of Option Deed.
[2]	Insert the number of Shares you want if you are exercising in part or ALL if you want to exercise in full
[3]	If you wish the Shares to be registered in the name of your nominee please delete the references to “you” and give your nominee’s details below.

Lovells

IN WITNESS whereof this document has been executed as a deed the day and year first before written.

EXECUTED as a deed by	)
Bailhache Labesse Trustees Limited	)
acting by:	)

Authorised Signatory

Authorised Signatory

Lovells

APPENDIX 2

DATED                          200[    ]

[NAME OF OPTIONHOLDER]

VOLUNTARY ESAS OPTION DEED

Lovells

Atlantic House

50 Holborn Viaduct

London EC1A 2FG

Ref: C2/LLW

Lovells

VOLUNTARY ESAS OPTION DEED

THIS DEED is made the [                    ] day of [    ]

BY:

Bailhache Labesse Trustees Limited whose registered office is at PO Box 207, 13-14 Esplanade, St Helier, Jersey, Channel Islands, JE1 1BD, the trustee of the Barclays Group (ESAS) Employees’ Benefit Trust (the Trustee”)

WHEREAS the Trustee has agreed to grant to [Name] of [address] (the “Optionholder”) a nil cost option to acquire shares in the capital of Barclays PLC pursuant to and in accordance with the rules of the Barclays Group Executive Share Award Scheme on the following terms and conditions.

THIS DEED WITNESSES:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed:

“Auditors” means the auditors for the time being of Barclays or such other independent suitably qualified person as the Trustee may from time to time nominate;

“Barclays” means Barclays PLC, registered in England No. 48839;

“Board” means the board of directors for the time being of Barclays or a duly appointed committee thereof PROVIDED THAT if any person obtains Control of Barclays the Board or relevant committee as appropriate shall mean the members of the Board or such committee as the case may be immediately before such Control is obtained;

“Control” means the control of a company within the meaning of section 840 of the Taxes Act and a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of a company within such meaning;

“Group” means Barclays, and all of its Subsidiaries and “member of the Group” shall be construed accordingly;

“Option” means the right granted hereby by the Trustee to the Optionholder to acquire the Option Shares;

“Option Period” means the period of ten years from the Start Date;

“Option Shares” means subject to clause 6, [            ] Shares;

“Scheme” means the Executive Share Award Scheme established by the Trustee pursuant to the Trust Deed and constituted by its rules set out in the Second Schedule to the Trust Deed as amended from time to time in accordance with paragraph 14 thereof;

“Shares” means ordinary shares in the capital of Barclays (or such other class of shares as may represent the same as a result of any reorganisation, reconstruction or other variation of share capital of Barclays to which the provisions of this Deed apply from time to time) PROVIDED THAT if an Option is exercised at any time when the Trustee does not hold such Shares in Barclays following an event as described in clause 5, references to shares in clauses 3 and 5 shall include any consideration received by the Trustee for the Shares in respect of which an Option is being exercised;

“Stamp Duty Regulations” means the Stamp Duty (Exempt Instruments) Regulations 1987;

“Start Date” means [                                    ];

“Subsidiaries” means those companies which are subsidiaries of Barclays within the meaning of section 736 of the Companies Act 1985;

“Taxes Act” means the Income and Corporation Taxes 1988; and

“Trust Deed” means the deed dated 27 September 1996 establishing the Barclays Group (ESAS) Employees’ Benefit Trust.

1.2	Any reference herein to a statutory provision shall include a reference to that provision as amended or re-enacted from time to time. Where the context permits the singular shall include the plural and vice versa and the masculine gender shall include the feminine and vice versa.

1.3	If there is any conflict between the terms and conditions of this Deed and the terms and conditions of the Trust Deed and the Scheme, the terms and conditions of the Trust Deed and the Scheme shall prevail.

2.	GRANT OF OPTION

The Trustee hereby grants the Option to the Optionholder subject to and in accordance with the terms and conditions of this Deed.

3.	EXERCISE OF OPTION

3.1	Subject to clauses 4 and 5, the Option may be exercised on one occasion only in whole or in part by the Optionholder at any time within the Option Period by his giving to the Trustee at its registered office at least 10 working days’ written notice. Such notice shall be substantially in the form set out in the appendix hereto or in such other form and manner as the Trustee may from time to time prescribe. Such notice shall specify the number of Option Shares in respect of which the Option is being exercised. The date of exercise of the Option (or the relevant portion of the Option as the case may be) shall be the date on which the period of notice expires (or such earlier date specified by the Trustee following receipt of a valid written notice of exercise from the Optionholder). On exercise of the Option, £1 will be payable by the Optionholder or his personal representative(s)) in total for the Option Shares acquired.

3.2	The Optionholder shall:

(a)	supply with such notice this Deed and such other documentation as the Trustee may require;

(b)	supply a cheque for £1; and

(c)	subject to clause 3.3, pay any such additional amount of which the Trustee may notify the Optionholder in respect of any deduction on account of tax or similar liabilities including social security contributions for which the Optionholder is or

Lovells

may be liable as may be required by law as a result of the exercise of the Option in such manner as the Trustee may from time to time prescribe.

3.3	The Trustee shall within 30 days after the date of exercise of the Option transfer the appropriate number of Option Shares to the Optionholder (or to his nominee at the Optionholder’s written direction). The appropriate number of Option Shares shall, unless otherwise agreed by the Trustee and the Optionholder, be the number of Option Shares specified in the notice served pursuant to clause 3.1, PROVIDED THAT where any member of the Group or the Trustee is obliged to account for any tax or similar liabilities including social security contributions for which the Optionholder is or may be liable in any jurisdiction as a result of the exercise of the Option, the Trustee may sell sufficient of the Option Shares to meet such liability. The Trustee shall pay such proceeds of sale of such Option Shares to the relevant member of the Group to be held on trust on behalf of the Trustee to be paid to the relevant tax or other authority to meet such liability.

4.	LIMITATIONS ON EXERCISE OF THE OPTION

4.1	Subject to clauses 4.2, 4.3, 4.4 and 5, the Option may be exercised by the Optionholder at any time during the Option Period. If the Option is not so exercised it shall lapse at the end of the Option Period.

4.2	The Option shall be exercisable during the following consecutive periods over the number of Option Shares specified below:

(a)	the Option shall be exercisable in respect of [ ] of the Option Shares on or after the Start Date up to but not including the third anniversary of the Start Date. If the Option is exercised in whole or in part during this period the Option shall forthwith lapse in respect of the remaining [ ] Option Shares;

(b)	the Option shall be exercisable in respect of [ ] of the Option Shares on or after the third anniversary of the Start Date up to but not including the fifth anniversary of the Start Date. If the Option is exercised, in whole or in part, during this period the Option shall lapse forthwith in respect of the remaining [ ] Option Shares; and

(c)	the Option shall be exercisable in respect of all of the Option Shares on or after the fifth anniversary of the Start Date for the remainder of the Option Period.

4.3	if the Optionholder ceases to be employed by the Group, the Option shall continue to be exercisable in respect of the number of Option Shares in respect of which the Option would have been exercisable in accordance with clause 4.2 as at the date of cessation of the Optionholder’s employment with the Group. The Option may be exercised by the Optionholder at any time before the earlier of the end of the Option Period and 12 months from the date of cessation of employment and if not so exercised the Option shall lapse PROVIDED THAT if the Optionholder ceases to be employed by the Group as a result of the relevant member of the Group terminating the Optionholder’s employment by applying any provision for summary dismissal in the Optionholder’s service contract with such member of the Group the Option shall lapse on the date of such termination.

4.4	If the Optionholder dies his personal representative(s) may exercise the Option to the extent that it was exercisable at the date of his death in accordance with clause 4.2. The Option may be exercised at any time before the earlier of the end of the Option Period and within 12 months of the Optionholder’s death. If the Option is not so exercised it shall lapse.

4.5	For the purposes of this clause 4, where the employment of an Optionholder is terminated without notice or on terms in lieu of notice it shall be deemed to cease on the date on

Lovells

which the termination takes effect and where such employment is terminated with notice it shall be deemed to cease upon the date on which that notice is given.

5.	TAKEOVER, RECONSTRUCTION AND WINDING-UP OF BARCLAYS

5.1	Clause 5.2 shall apply:

(a)	if any person obtains Control of Barclays as a result of making:

(i)	a general offer to acquire the whole of the issued share capital of Barclays (other than that which is already owned by such person) made on a condition such that if it is satisfied the person making the offer will have Control of Barclays; or

(ii)	a general offer to acquire all the Shares (or such Shares as are not already owned by such person); or

(b)	if under section 425 of the Companies Act 1985 the Court sanctions an arrangement between Barclays and its creditors or its members which, if it becomes effective will result in a person obtaining Control of Barclays.

5.2	The Optionholder may exercise the Option at any time to the extent that it was exercisable in accordance with clause 4.2 on the date on which a person obtains Control before the earlier of the end of the Option Period and the end of the appropriate period, as defined in clause 5.3. If the Option is not so exercised it shall lapse.

5.3	The appropriate period referred to in clause 5.2 is:

(a)	in a case falling within clause 5.1 (a), a period commencing on the date when the person making the offer has obtained Control of Barclays and any condition subject to which the offer is made is satisfied and ending on the earlier of:

(i)	six months after such date; and

(ii)	30 days before the last date on which the person making the offer is permitted to issue a notice pursuant to section 429 of the Companies Act 1985; and

(b)	in a case falling within clause 5.1(b), a period of six months commencing with the time when the Court sanctions the compromise or arrangement

5.4	If Barclays gives notice of a general meeting to consider a resolution for the voluntary winding-up of Barclays, the Optionholder may exercise the Option at any time to the extent that it was exercisable on the date of such notice in accordance with clause 4.2 before the earlier of the end of the Option Period and the period until such resolution is duly passed or defeated or withdrawn PROVIDED THAT any exercise pursuant to this clause 5.4 shall be conditional upon the said resolution being duly passed. If the Optionholder exercises the Option pursuant to this clause 5.4 he shall be entitled to share in the assets of Barclays with existing holders of the Shares in the same manner as he would have been entitled had the Option Shares been registered in his name before the resolution was passed.

5.5	On the commencement of any liquidation of Barclays subject to clause 5.4 and otherwise than in connection with a compromise or arrangement as referred to in clause 5.1(b) the Option shall lapse.

Lovells

6.	VARIATION OF CAPITAL

6.1	Subject to paragraph 6.2, in the event of any increase or variation of the share capital of Barclays (whenever effected) by way of capitalisation or rights issue, or sub-division, consolidation or reduction of capital or other variation, the Trustee may make such adjustments as it considers appropriate to the number of Shares comprised in the Option.

6.2	Any adjustment under paragraph 6.1 shall be subject to the Auditors confirming to the Trustee that such adjustment is in their opinion fair and reasonable.

6.3	The Trustee shall notify the Optionholder in writing of any adjustments made under paragraph 6.1 as soon as practicable following the making of such adjustments.

7.	ADMINISTRATION

7.1	Any dispute regarding the interpretation of this Deed shall be determined by the Trustee, having consulted the Board and after seeking such advice as it shall consider necessary, and its decision shall be final and binding.

7.2	Any notice or other communication in connection with this Deed may be given by personal delivery or by sending the same by post:

(a)	in the case of a company to its registered office; and

(b)	in the case of an individual to his last known address, or, where he is a director or employee of the Group, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

Where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post property addressed and stamped.

8.	ADDITIONAL PROVISIONS

8.1	The Option is personal to the Optionholder and may not be transferred to or subject to the provisions of clause 4.4, exercised by any other person.

8.2	The Option shall be subject to the condition that no Option Shares shall be transferred to the Optionholder by the Trustee following the exercise of the Option if such transfer would be contrary to any enactment or regulation for the time being in force of the United Kingdom or of any other country having jurisdiction in relation thereto. The Trustee shall not be bound to take any action to obtain the consent of any governmental authority to such transfer or to take any action to ensure that any such transfer shall be in accordance with any such enactment or regulation if such action could in the opinion of the Trustee be unduly onerous.

8.3	The rights and obligations of the Optionholder under his terms of employment with any member of Group shall not be affected by the grant of the Option and this Deed shall not afford to the Optionholder any right to continued employment or any additional right to compensation in consequence of the termination of his employment for any reason whatsoever.

8.4	In any matter in which they are required to act hereunder the Auditors shall be deemed to be acting as experts and not as arbitrators.

Lovells

8.5	In accordance with the Stamp Duty Regulations the Trustee hereby certifies this Deed as an instrument falling within category L specified in the Schedule to the Stamp Duty Regulations and in accordance with the Stamp Duty Regulations it will not require to be stamped with a stamp denoting that it is duly stamped or that it is not chargeable with any duty.

Lovells

[Example]

APPENDIX

NOTICE OF EXERCISE OF VOLUNTARY ESAS OPTION

To:	Bailhache Labesse Trustees Limited

PO Box 207

13-14 Esplanade

St Helier

Jersey

Channel Islands, JE1 1BD,

I wish to exercise my Option granted on [                    ]1 over [                    ]2 Shares. I enclose my cheque for £1 made payable to “Bailhache Labesse Trustees Limited

I hereby request you to treat this notice as my application to the Trustee to transfer the above number of fully paid Shares to me/my nominee.3 I acknowledge that the Trustee will sell such number of Shares which will (after deducting the costs of sale) provide sufficient funds to account for tax and similar liabilities on my behalf and then procure that my name/my nominee’s name is placed on the Register of Members as the holder of the remaining Shares and arrange for me/my nominee to be sent a share certificate in respect of the same (or such other evidence of allotment and issue as may be applicable) to the address given below.

Please note:

1.	When completing your tax return for the relevant tax year you will need to declare the exercise of the Option (but you should indicate that the taxable amount has already been included in your taxable pay for the year) and the disposal of Shares on your behalf by the Trustee. You will be sent details of the relevant transaction after the exercise has taken place.

2.	If you are the personal representatives of the optionholder you should include a certified copy of the letters of administration or grant of probate when you return this notice together with details of the name and address of the nominee in which you would like the Shares registered. References in the above notice will be deemed altered accordingly.

Dated

Signed	Name of Nominee
(Optionholder)	(if applicable) (Block capitals)

Full Name	Address of Nominee
(Block Capitals)	(Block Capitals)

Full Address
(Block Capitals)

[1]	Insert date of Option Deed.
[2]	Insert the number of Shares you want to acquire if you are exercising in part or ALL if you want to exercise in full.
[3]	If you wish the Shares to be registered in the name of your nominee please delete the references to “you” and give your nominee’s details below.

Lovells

Contact telephone number	Reference

Lovells

IN WITNESS whereof this document has been executed as a deed the day and year first before written.

EXECUTED as a deed by	)
Bailhache Labesse Trustees Limited	)
acting by:	)

Authorised Signatory

Authorised Signatory

Lovells